EXHIBIT 10.1

EXTINGUISHMENT OF INDEBTEDNESS AGREEMENT MADE THIS 21ST DAY OF MARCH 2007 BETWEEN IVI SMART TECHNOLOGIES, INC., A DELAWARE CORPORATION WITH AN OFFICE AT 526 WEST 26TH STREET, SUITE 710, NEW YORK, NEW YORK 10001 (“IVI”), AND E-SMART TECHNOLOGIES, INC., A NEVADA CORPORATION WITH OFFICES AT 526 WEST 26TH STREET, SUITE 710, NEW YORK, NEW YORK 10001(“ESMT”). IVI AND ESMT ARE HEREINAFTER INDIVIDUALLY REFERRED TO AS A “PARTY” AND COLLECTIVELY AS THE “PARTIES.”

W I T N E S S E T H:

WHEREAS, IVI is willing to extinguish the current indebtedness of ESMT on the terms and subject to the conditions set forth in this agreement (the “Agreement”).

NOW, THEREFORE, in consideration of licenses for additional patents filed by IVI and other mutual benefits derived hereunder, the receipt and adequacy of which is hereby accepted and acknowledged, the Parties agree as follows:

1. The Extinguishment of Indebtedness. IVI hereby covenants and agrees to extinguish the current indebtedness of ESMT and ESMT hereby accepts and agrees to the terms and subject to the conditions hereinafter set forth below in this Agreement.

A.	IVI shall forgive: (i) approximately $4,000,000 in working capital advances made to the Registrant during the twelve months ended July 31, 2006; and (ii) approximately $3,500,000 in working capital advances made to the Registrant during the nine months ended April 30, 2007. The working capital advances during the twenty one months ended April 30, 2007 were the Registrant’s sole source of operating funds for that period, and IVI, to the extent possible, commits to continue to provide working capital to the Registrant to operate its business and implement its projects;

B.	IVI shall forgive the Registrant’s obligation to originally issue an aggregate of 100,000,000 shares of the Registrant’s common sock,$.001 par value per share;

C.	IVI shall forgive the Registrant’s obligation to issue an additional estimated 221,846,668 shares of the Registrant’s common stock, $.001 par value per share, and agrees to surrender for cancellation all other shares issued to and held by IVI ;

D.	Certain management executives of the Registrant shall surrender for cancellation an aggregate of seventy five million stock options;

E.	The Registrant shall originally issue to IVI and certain management executives an aggregate of 17,500,000 shares of the Registrant’s Series A Preferred Stock, $.01 par value per share, out of a total authorized capitalization of 20,000,000 shares.

F.	Pursuant to the Rights and Designations of the Series A Preferred Shares, the aggregate of 20,000,000 shares of the Registrant’s Series A Preferred Stock is vested with and possesses ongoing 70% voting control of the Registrant; and

G.	The Registrant’s Board of Directors was directed to adopt resolutions enumerating the complete list of preferences, terms and other incidents of ownership of Series A Preferred Shares consistent with the foregoing, after which a Certificate of Designation of Rights and Preferences of the Preferred Stock shall be filed with the Secretary of State of Nevada.

2. Representations and Warranties OF ESMT. ESMT represents and warrants to IVI as follows:

A. Due Incorporation, Qualification, Etc. ESMT is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and is duly qualified and in good standing as a foreign corporation to do business in the jurisdictions in which the failure to be so qualified would have a material adverse effect on its business or financial condition, and it has full corporate power and authority to own its properties and assets and to conduct its business as presently conducted.

B. Capacity. ESMT has full corporate power and authority to execute and deliver, and to perform and observe the provisions of this Agreement to which it is a party and to carry out the transactions contemplated hereby and thereby.

C. Authority and Enforceability. The execution, delivery and performance by ESMT of this Agreement to which it is a party has been or will be duly authorized by all necessary corporate action. This Agreement (including the New York choice of law) constitutes, or will constitute, legal, valid and binding obligations of ESMT enforceable against it in accordance with its respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditor’ rights and remedies generally.

D. Governmental Approvals. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with (other than any routine filings which may be required after the date hereof with appropriate governmental authorities required in connection with the perfection of the security interests created by this Agreement), or exemption by, any governmental agency, is required to authorize the execution, delivery and performance by ESMT of this Agreement to which it is a party.

E. Compliance with Other Instruments. The execution and delivery of this Agreement and compliance with its terms does not result in a breach of any of the terms or conditions of, or result in the imposition of any lien, charge or encumbrance (except those contemplated by this Agreement) upon any properties of ESMT pursuant to, or constitute a default (with due notice or lapse of time or both), or result in an occurrence of any event for which any holder or holders of Indebtedness may declare the same due and payable under any indenture, agreement, order, judgment or instrument under which ESMT is a party or to ESMT’s knowledge, after due inquiry, by which ESMT or its property may be bound or affected, or under the Articles of Incorporation or By-Laws of ESMT, and, to ESMT’s knowledge, after due inquiry, do not violate any provision of applicable law, in each case, to the extent that any such breach, imposition, event or violation could reasonably be expected to have a material adverse effect.

3. Representations and Warranties of IVI. IVI hereby represents and warrants to ESMT as follows:

A. Due Incorporation, Qualification, Etc. IVI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified and in good standing as a foreign corporation to do business in the jurisdictions in which the failure to be so qualified would have a material adverse effect on its business or financial condition, and it has full corporate power and authority to own its properties and assets and to conduct its business as presently conducted.

B. Capacity. IVI has full corporate power and authority to execute and deliver, and to perform and observe the provisions of this Agreement to which it is a party and to carry out the transactions contemplated hereby and thereby.

C. Authority and Enforceability. The execution, delivery and performance by IVI of this Agreement to which it is a party has been or will be duly authorized by all necessary corporate action. This Agreement (including the New York choice of law) constitutes, or will constitute, legal, valid and binding obligations of IVI enforceable against it in accordance with its respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditor’ rights and remedies generally.

D. Governmental Approvals. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with (other than any routine filings which may be required after the date hereof with appropriate governmental authorities required in connection with the perfection of the security interests created by this Agreement), or exemption by, any governmental agency, is required to authorize the execution, delivery and performance by IVI of this Agreement to which it is a party.

E. Compliance with Other Instruments. The execution and delivery of this Agreement and compliance with its terms does not result in a breach of any of the terms or conditions of, or result in the imposition of any lien, charge or encumbrance (except those contemplated by this Agreement) upon any properties of IVI pursuant to, or constitute a default (with due notice or lapse of time or both), or result in an occurrence of any event for which any holder or holders of Indebtedness may declare the same due and payable under any indenture, agreement, order, judgment or instrument under which IVI is a party or to IVI ‘s knowledge, after due inquiry, by which IVI or its property may be bound or affected, or under the Articles of Incorporation or By-Laws of IVI, and, to IVI’s knowledge, after due inquiry, do not violate any provision of applicable law, in each case, to the extent that any such breach, imposition, event or violation could reasonably be expected to have a material adverse effect.

F. Investment Representations. IVI acknowledges, accepts and understands that: (i) the Shares will be “restricted securities” as that term is defined under the Securities Act of 1933 as amended (the “Securities Act”); (ii) IVI will be acquiring the Shares solely for IVI’s own account, for investment purposes and without a view towards the resale or distribution thereof and no other person, firm or entity has any interest in the Shares; (iii) until and unless registered under the Securities Act, IVI will hold the Shares for at least the applicable one-year holding period proscribed by Rule 144 under the Securities Act; and (iv) any sale of the Shares will be accomplished only in accordance with the Securities Act or the rules and regulations of the SEC adopted thereunder. In addition, IVI hereby consents to the imprinting of a standard form of restrictive legend on all certificates representing the Shares as well as the imposition of a standard form of stop transfer order against the Shares on the books and records of the Company and/or its transfer agent;

G. IVI understands that ESMT is not under any obligation to register the Shares under the Securities Act or to comply with the requirements for any exemption which might otherwise be available, or to supply IVI with any information necessary to enable IVI to make routine sales of the Shares under Rule 144 or any other rule of the Rules and Regulations of the SEC adopted under the Securities Act.

4. Miscellaneous. The following miscellaneous provisions shall be applicable to this Agreement:

A. Entire Agreement. This Agreement with its schedules and exhibits embodies the entire agreement and understanding between the Parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.

B. No Waiver. No failure to exercise, and no delay in exercising any right, power or remedy hereunder or under any document delivered pursuant hereto shall impair any right, power or remedy which IVI may have, nor shall any such delay be construed to be a waiver of any of such rights, powers or remedies, or an acquiescence in any breach or default under this Agreement or any document delivered pursuant hereto, nor shall any waiver of any breach or default of ESMT hereunder be deemed a waiver of any default or breach subsequently occurring. The rights and remedies herein specified are cumulative and not exclusive of any rights or remedies which IVI would otherwise have.

C. Survival. All representations, warranties and agreements herein contained on the part of ESMT shall survive the making of the Advances or the issuance of the Collateral Advance hereunder and all such representations, warranties, and agreements shall be effective as long as any amount arising pursuant to the terms of this Agreement remains unpaid.

D. Notices. All notices, requests, consents, demands, and other communications provided for or permitted hereunder shall be effective three (3) days after being duly deposited in the mails, certified, return receipt requested, or upon receipt if delivered to Federal Express or similar courier company or transmitted by facsimile, addressed to the respective Party at the address set forth above, or to such other addresses as the Parties hereto may notify.

E. Termination. This Agreement shall terminate on the tenth anniversary of the execution of this Agreement.

F. Severability of Provisions. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

G. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of ESMT, IVI and their respective successors and permitted assigns; provided, however, that ESMT may not transfer its rights under this Agreement without the prior written consent of IVI.

H. Assignment and Participation. Subject to compliance with the provisions of this Section 10.8, IVI shall have the right to assign all or part of the obligations of ESMT outstanding under this Agreement or of IVI or to any foreign, federal or state banking institution, savings and loan association, finance company, investment bank or investment partnership. IVI shall inform ESMT in advance as to any proposed assignment by a bank and the identity of the prospective assignee.

I. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any party hereto may execute this Agreement by signing any such counterpart.

J. Jurisdiction. All actions or proceedings with respect to this Agreement and the notes may be instituted in the courts of the State of New York or the United States District Court for the Southern District of New York. By execution and delivery of this Agreement IVI, and ESMT irrevocably and unconditionally submit to the jurisdiction of each such court, and irrevocably and unconditionally waive (i) any objection ESMT or IVI may now or hereafter have to the laying of venue in any of such court, and (ii) any claims that any action or proceeding brought in any of such court has been brought in an inconvenient forum; provided, however, that nothing in this section 11.10 shall limit or restrict the right of IVI to bring suit against ESMT anywhere in the world to enforce the security provided in the security agreement.

K. Choice of Law. This Agreement and the notes issued hereunder and all issues arising in connection with this Agreement and the transactions contemplated hereby shall be governed by and construed in accordance with the internal laws of the State of New York, except that with respect to the provisions of this Agreement and the notes which provide for or relate to the payment of interest, provisions of applicable federal law which permit IVI to charge the higher of the rate permitted by such applicable law or by the laws of the state in which the Banks are located shall be deemed governing and controlling.

L. Waiver of Jury Trial. ESMT hereby waives the right to trial by jury in any judicial proceeding to which they is a party involving, directly or indirectly, any matter (whether sounding in tort, contract or otherwise) in any way arising out, related to, or connected with this Agreement, any of the loan documents or the relationship established hereunder.

M. Amendment and Waiver. No amendment or waiver of any provision of this Agreement, nor any consent to any departure by ESMT therefrom, shall in any event be effective unless the same shall be agreed or consented to by IVI and ESMT, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no amendment, waiver, or consent shall, unless in writing and signed by all of IVI and ESMT, do any of the following: (a) increase the LC Facility or subject IVI to any additional obligations; (b) reduce the principal of the Advances or any fees or other amounts payable hereunder; (c) postpone any date fixed for any payment of principal of, or interest on, the Advances or any fees or other amounts payable hereunder (d) change the percentage of the LC Facility; or (e) change any provision contained in this Section 10.13; (f) release any of the Security.

N. No Oral Agreements. This written Agreement with its schedules and exhibits represents the final agreement among the Parties concerning the subject matter hereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the Parties.

O. Headings, Etc. The table of contents of this Agreement and the headings of various sections and subsections herein are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

P. Taxes. Any taxes payable or ruled payable by any government agency in respect of this Agreement, other than any tax on or measured by the income of IVI, shall be paid by ESMT, together with any interest and penalties.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the day and year first above written.

ESMT Smart Technologies, Inc.

By:	/s/ Mary A. Grace
Mary A. Grace, President

IVI Smart Technologies, Inc.

By:	/s/ Mary A. Grace
Mary A. Grace, President